Exhibit 10.2

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws.  The securities may not be sold, transferred, pledged or hypothecated unless such sale, transfer, pledge or hypothecation is in accordance with such Act and applicable state securities laws.

WARRANT NO.

to Purchase Common Stock of

GENAISSANCE PHARMACEUTICALS, INC.

THIS WARRANT IS TO CERTIFY THAT                  , a                   corporation (the “Holder”), is entitled to purchase from Genaissance Pharmaceuticals, Inc., a Delaware corporation (the “Company”),              shares of Common Stock of the Company (the “Common Stock”) for the Exercise Price described herein upon the terms and conditions set forth herein.  This warrant is being issued by the Company in connection with the closing of a sale to the Holder of                  shares of Common Stock and is one of a series of common stock purchase warrants (collectively, the “November 2004 Warrants”) issued in connection with the sale by the Company of up to approximately $6.0 million worth of Common Stock.

Section 1.  Certain Definitions.

(a) Unless otherwise stated in this Warrant, capitalized terms used but not defined herein shall have the meanings set forth in that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and the Holder.

(b) As used in this Warrant, capitalized terms used herein shall have the following meanings:

“Expiration Date” shall mean November 19, 2009.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Warrant” shall mean this Warrant and any warrant(s) issued in substitution for this Warrant.

“Warrantholder” shall mean the Holder, as the initial holder of this Warrant, and any Affiliate of the Holder to whom this Warrant has been transferred in accordance with Section 10 hereof.

Section 2.  Warrant Shares; Exercise Price.

(a) This Warrant may be exercised in accordance with Section 3 for up to              shares of Common Stock (such shares, as may be adjusted from time to time pursuant to Section 4, are referred to herein as the “Warrant Shares”).

(b) The exercise price for each Warrant Share is $1.69 (such price, as may be adjusted from time to time pursuant to Section 4, is referred to herein as the “Exercise Price”).

Section 3.  Exercise of Warrant.

(a)(i) Subject to Sections 3(b) and clause 3(a)(ii) below, the Warrantholder may exercise this Warrant, in whole but not in part, at any time beginning on the date hereof until and including the Expiration Date; provided, however, that the minimum number of Warrants Shares subject to any exercise notice shall be 25,000.  In the event this Warrant is exercised in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

(a)(ii)  Notwithstanding the foregoing, if at any time after one year from the date of the issuance of this Warrant, and only after such time, a registration statement on Form S-3 to enable the resale of all of the Warrant Shares has not been declared effective by the Securities and Exchange Commission, the Holder may, at its option, elect to exchange this Warrant, in whole but not in part (a “Warrant Exchange”), into the number of Warrant Shares determined in accordance with this Section 3(a)(ii) by presentation and surrender of this Warrant to the Company at its principal office, accompanied by a notice (a “Notice of Exchange”) stating that this Warrant is being exchanged and the number of shares of Common Stock to be exchanged.  In connection with any Warrant Exchange, this Warrant shall represent the right to acquire the number of shares of Common Stock (rounded to the nearest whole number) equal to (i) the total number of Warrant Shares (the “Total Number”), less (ii) the number of shares equal to the quotient obtained by dividing (A) the product of the Total Number and the then applicable Exercise Price by (B) the then fair market value (determined as set forth below) per share of Common Stock.  For purposes of this Section 3(a)(ii), the “fair market value” per share of Common Stock as of any date shall be the closing sale prices of the Common Stock, as reported on the securities exchange which is the principal market for the Common Stock on the trading day immediately preceding the date the Notice of Exchange is received by the Company.  If the Common Stock is not publicly traded, the “fair market value” per share of Common Stock shall be an amount determined by the Company’s Board of Directors upon request of the Holder.

(b) Except as provided in Section 3(a)(ii) above, the Warrantholder shall exercise this Warrant by delivering to the Company at the address set forth on the signature page hereto (i) the Exercise Notice set out at the end of this Warrant, (ii) this Warrant and (iii) a cash payment equal to the aggregate Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise, by wire transfer to an account of the Company designated in writing by the Company to the Warrantholder.

(c) Upon exercise of this Warrant and delivery of the Exercise Notice with proper payment (or a valid Warrant Exercise pursuant to Section 3(a)(ii) above) relating thereto, the Company shall issue and deliver as soon as practicable (and in any case within four (4) Business Days thereafter) to the Warrantholder a stock certificate or certificates, duly executed by the Company, representing the Warrant Shares.

(d) The stock certificate or certificates for the Warrant Shares to be delivered in accordance with this Section 3 shall be registered in the name of the Warrantholder or such other

Person as shall be designated in the Exercise Notice.  Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other Person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

(e) The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 3, including any transfer taxes resulting from the exercise of this Warrant by the Holder and the issuance of the Warrant Shares to the Holder hereunder.

(f) Upon the exercise of this Warrant in accordance with the terms hereof, the Warrant Shares shall be validly issued, fully paid and non-assessable, and free from all liens, other than liens created by the Warrantholder.

Section 4.  Adjustment of Exercise Price and Warrant Shares.

(a) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

(b) Upon each adjustment of the Exercise Price as provided in Section 4(a), the Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock that the Warrantholder was entitled to purchase prior to such adjustment and (ii) the quotient obtained by dividing (x) the Exercise Price existing prior to such adjustment by (y) the new Exercise Price resulting from such adjustment.

Section 5.  Reclassification, Etc.  In case of any reclassification or change of the outstanding shares of Common Stock (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or material change of the outstanding shares of Common Stock) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a price not to exceed the aggregate Exercise Price, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock purchasable by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Warrantholder to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

Section 6.  Reservation and Authorization of Common Stock.  The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise of this Warrant.

Section 7.  Stock Books.  The Company will not at any time, except upon dissolution, liquidation or winding up or in accordance with Section 5, close its stock books so as to result in preventing or delaying the exercise of this Warrant during normal business hours.

Section 8.  Limitation of Liability.  No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase the Warrant Shares hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 9.  Legend. Each stock certificate representing Warrant Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE SECURITIES LAW OF ANY APPLICABLE STATE.”

Section 10.  Transfer.  Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, the Holder may transfer this Warrant, in whole but not in part, to any of its affiliates without the consent of the Company.  Any such transfer shall be made at the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of the assignee.  Until registration of transfer hereof on the books of the Company, the Company may treat the Holder as the owner hereof for all purposes.

Section 11.  Loss, Destruction, Etc. of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the Warrant Shares.

Section 12.  Amendments.  The terms of this Warrant may be amended, and the observance of any term herein may be waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the holders of at least 50% of the shares of Common Stock issued or issuable upon exercise of the November 2004 Warrants then outstanding; provided, however, that any such amendment or waiver will apply to all November 2004 Warrants then outstanding; and provided further that the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the holder of this Warrant (it being agreed that an event occurring under any of the provisions of Section 4 or Section 5 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price).

Section 13.  Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three Business Days after mailing or (d) if sent by reputable overnight courier service, one Business Day after delivery to such service; and shall be addressed as follows:

If to the Company, to:	with a copy to:

Genaissance Pharmaceuticals, Inc. Five Science Park New Haven, Connecticut 06511 Attention: Chief Financial Officer Facsimile: (203) 786-3567	Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attention: Steven D. Singer, Esq. Facsimile: (617) 526-5000

If to the Holder, to:	with a copy to:

Attention:	Attention:
Facsimile:	Facsimile:

Section 14.  Successors and Assigns.  This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 15.  Governing Law.  This Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (other than its conflicts of law provisions).

Section 16.  No Stockholder Rights With Respect to Warrant Shares.  Until the Warrant Shares subject to this Warrant are issued to the Warrantholder upon exercise of this Warrant, the Warrantholder shall have no right to vote the Warrant Shares in connection with any matters to which holders of Common Stock are entitled to vote and shall have no rights as a stockholder of the Company with respect to the Warrant Shares.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of November 19, 2004.

GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

Address:

Five Science Park
New Haven, Connecticut 06511
Attention: Chief Financial Officer
Fax: (203) 786-3567

[Holder’s agreement and acknowledgement follows]

Signature Page to Warrant

AGREED AND ACKNOWLEDGED
AS OF NOVEMBER , 2004:

[HOLDER],
a corporation

By:
Name:
Title:

Holder’s Agreement and Acknowledgement

EXERCISE NOTICE

(to be executed only upon exercise of Warrant)

To:                              Genaissance Pharmaceuticals, Inc.

Five Science Park

New Haven, Connecticut 06511

Attention:  Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase                            of the Warrant Shares covered by such Warrant and herewith makes payment of the aggregate Exercise Price payable in respect of the number of Warrant Shares purchased upon such exercise, as provided for in such Warrant.

The Warrant Shares shall be registered in the name of the following Person:

                                                             .

Dated:	Name:

Signature:

Address: